Exhibit 99

Oxford•Jackson•Natchez•Hattiesburg

_________________________________________________________________

AmSouth Building
200 East Capitol Street
Suite 100 (39201-2200)
•
Box 23027
Jackson, MS 39225-3027
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601.948.6700
Fax 601.948.6000
www.str-cpa.com

Board of Directors

Total Transportation

Jackson, Mississippi

Report of Independent Registered Public Accounting Firm

We have audited the combined consolidated balance sheet of Total Transportation of Mississippi and affiliated companies (Total Transportation) as of December 31, 2005, and the related combined consolidated statements of income, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Total Transportation as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

February 9, 2006